University General Health System Announces Engagement of NexBank to Sell Dallas Hospital

HOUSTON, TX -- (Marketwired - December 04, 2014) - University General Health System, Inc. (OTCQB: UGHS) ("University General") ("the Company"), a diversified, integrated multi-specialty health care delivery system, today announced the engagement of NexBank Capital Advisors ("NCA") to act as the exclusive financial advisor and investment banker regarding the sale, assumption, merger or other financial transactions related to University General Hospital - Dallas. The Company has entertained a number of potential acquirers and/or joint venture partners and believes that by engaging NCA, it can streamline and expedite the process more effectively. NCA will evaluate potential acquirers and/or investors and structure and negotiate the transaction. The Company has also begun rationalizing its operations at UGH - Dallas in order to reduce operating costs during the sale process.

"In December 2012, University General Health System purchased South Hampton Hospital in Dallas, renamed the facility UGH - Dallas, and immediately began investing the necessary capital to recreate a hospital that the community could be proud of," stated Hassan Chahadeh, M.D., the Company's Chairman and Chief Executive Officer. "South Hampton Hospital had experienced incredible challenges over the last two decades under the guidance of over 25 different management teams."

"During the past two years, we have invested nearly $20 million in capital expenditures, providing working capital and creating new programs for the hospital and the surrounding community. Some of these initiatives have included a geriatric psychiatric outpatient program, a breast center, diabetes screening and treatment, flu shots within the church community, scholarships for graduates seeking to enter healthcare, wound care, and expanded outreach within the community that included clinics, outpatient departments and surgical centers. We recruited some amazing clinical and professional staff, while bringing back to the hospital surgeons, specialists and other physicians to assist with our goal of improving the quality of patient care across the board. We obtained Joint Commission Accreditation in late October 2014, which represented a major milestone of achievement for our leadership. The hospital today is dramatically improved relative to the facility we purchased two years ago. The decision to sell or otherwise dispose of UGH - Dallas has been a very difficult one; however, without adequate capital we must act in accordance with what is best for the community and for the Company," concluded Chahadeh.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, three ambulatory surgical centers, a number of diagnostic imaging and physical therapy clinics, two sleep clinics, and a hyperbaric wound care center in the Houston and Dallas metropolitan areas. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

About NexBank Capital Advisors

NexBank Capital Advisors is the investment banking and advisory group of NexBank Capital, Inc., a fully integrated financial services company. The group provides mergers and acquisitions, equity and debt capital sourcing, operations advisory, restructuring, and real estate advisory services to both public and private companies and institutional clients. NexBank Capital Advisors is a d/b/a of NexBank Securities, Inc. (www.NexBankCap.com)

Forward-Looking Statements

The information in this news release may include certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of University General Health System, Inc. (UGHS). Although UGHS believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in UGHS's periodic filings with the Securities and Exchange Commission.

For additional information, please contact:

Don Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(800) 377-9893
info@rjfalkner.com